UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4thStreet, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 2.02 Results of Operations and Financial Condition.

On April 17, 2023, Wrap Technologies, Inc. (the “Company”) issued a press release to announce preliminary financial results for the Company’s fiscal quarter ended March 31, 2023, and certain management changes (see Item 5.02). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 2.02 of the Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall Exhibit 99.1 filed herewith be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of TJ Kennedy.

Effective April 13, 2023 (the “Resignation Date”), TJ Kennedy resigned as Chief Executive Officer and as a member of the Board of Directors of the Company, pursuant to a separation agreement entered into by and between the Company and Mr. Kennedy (the “Kennedy Separation Agreement”). Under the terms of the Kennedy Separation Agreement, Mr. Kennedy is entitled to (i) a one-time payment of $115,625 for the achievement of certain business objectives in 2022; (ii) severance in an amount equal to six months of his base salary paid in installments over a period of six months following the Resignation Date; (iii) the issuance of 122,670 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in connection with the continued vesting of certain equity-based awards previously granted to Mr. Kennedy; (iv) the immediate vesting of nonqualified options to purchase 158,554 shares of Common Stock, (v) an extension of the time period during which Mr. Kennedy may exercise outstanding vested stock options through the first anniversary of the Resignation Date (or, if earlier, through the original expiration date of the applicable stock option); and (vi) reimbursement for the Company portion of any healthcare premiums provided to Mr. Kennedy and any covered dependents under the Consolidated Omnibus Reconciliation Act of 1986, as amended (“COBRA”), for a period of 12 months following the Resignation Date, subject to Mr. Kennedy’s election of coverage under COBRA.  As part of the Kennedy Separation Agreement, Mr. Kennedy has entered into a general release of claims in favor of the Company and affirmed his obligations to abide by restrictive covenants.

Mr. Kennedy indicated that his resignation was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Kevin Mullins.

Effective on April 13, 2023, the Board of Directors appointed Kevin Mullins, the Company’s current President, to the position of Chief Executive Officer. Mr. Mullins began serving as the Company’s President on April 18, 2022. Prior to being appointed as the Company’s President, Mr. Mullins served as the President and Chief Executive Officer of Intrensic, LLC since 2015, which provides digital evidence and video management software solutions for law enforcement agencies. Mr. Mullins has also served on the board of directors of SaferMobility, LLC since 2013, a provider of a campus security solution that delivers personal safety through an easy-to-use smartphone application that connects directly to your security or law enforcement teams. Mr. Mullins received a Bachelor of Arts in Business Administration from Virginia’s College at Wise, Virginia, and a Masters in Business Administration from the University of Virginia in Charlottesville, Virginia.

Resignation of Glenn Hickman

Effective April 17, 2023 (the “Resignation Date”), Glenn Hickman’s employment with the Company as Chief Operating Officer was terminated in connection with a broader reduction in headcount. The terms of a separation agreement are currently being negotiated.

The foregoing description of the Separation Agreement for Mr. Kennedy is qualified, in its entirety, by the full text of the Separation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between the Company and Mr. Kennedy
99.1	Press Release dated April 17, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: April 19, 2023	By:	/s/ Chris DeAlmeida
Chris DeAlmeida
Chief Financial Officer